UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2014

CANNABIS CAPITAL CORP.

(Exact name of registrant as specified in charter)

Nevada	333-183239	99-0373498
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9107 Wilshire Blvd, Suite 450, Beverly Hills, California	90210
(Address of principal executive offices)	(Zip Code)

1-866-784-7239

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01        Entry into a Material Definitive Agreement.

On April 15, 2014, Cannabis Capital Corp. (the “Company”) entered into a Share Purchase Agreement (the “Agreement”) with WebCongress, Inc. (“WebCongress”) whereby the Company acquired all of WebCongress’ rights, assets, technology, intellectual property, titles, and interest in WebCongress (the "Assets").  After the acquisition of the Assets, WebCongress became a wholly-owned subsidiary of the Company.  The Company acquired the Assets in exchange for the following:  (1) a commitment to finance WebCongress $3 million over the next 3 years, payable in quarterly installments of $250,000; (2) the issuance of 100,000 restricted common shares of the Company’s common stock to the sole owner and President of WebCongress; and, (3) the execution of various 5 year management agreements with certain executives of WebCongress, which include the issuance of an aggregate of 2.2 million restricted common shares of the Company’s common stock to those executives.  A copy of the Agreement is filed as exhibit 10.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d)   Exhibits

Exhibit Number	Description of Exhibit
10.1	Share Purchase Agreement with WebCongress, Inc., dated April 15, 204

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNABIS CAPITAL CORP.

Date: April 23, 2014	By:	/s/ Chad S. Johnson
Chad S. Johnson, President, C.E.O. & Director